Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Kansas City Southern (the “Company”) on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michael R. Haverty, Chairman, President and Chief Executive Officer of the Company, and Ronald G. Russ, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes —Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael R. Haverty

Michael R. Haverty
Chairman, President and Chief Executive Officer
March 29, 2005

/s/ Ronald G. Russ

Ronald G. Russ
Executive Vice President and Chief Financial Officer
March 29, 2005

A signed original of this written statement required by Section 906 has been provided to Kansas City Southern and will be retained by Kansas City Southern and furnished to the Securities and Exchange Commission or its staff upon request.